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                                                                   Exhibit 10.14


     Cyberian Outpost, Inc. has omitted from this Exhibit 10.14 portions of the Agreement for which Cyberian Outpost, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.


                        MERCHANT INTEGRATION AGREEMENT

     THIS CONTENT PROVIDER AGREEMENT (the "Agreement") is made as of 1/6/1998 (the "Effective Date"), by and between INFOSPACE, a Washington corporation having a principal place of business at 8424 154th Avenue NE, Redmond, WA 98052 ("Company"), and CYBERIAN OUTPOST, INC., with offices at 27 North Main Street, Kent, Connecticut ("Cyberian Outpost, Inc.").

WHEREAS, Company provides information and other content in various media to end users via its site on the World Wide Web (the "Web") and other electronic media environments;

WHEREAS, Cyberian Outpost, Inc. supplies hardware and software for sale via the Web; and

NOW THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for the purpose of this Agreement:

     1.1 "COMPANY CONTENT" means the materials to be provided by Company (such as the Marks, an HTML template for the "look and feel" of the Branded Pages, files, data and formulae) necessary for Cyberian Outpost, Inc. to develop and create Branded Pages in accordance with the Branded Page Specifications.

     1.2 "CYBERIAN OUTPOST, INC. CONTENT" means the text, pictures, graphics, sound, video, other data and computer software and code to be provided by Cyberian Outpost, Inc. hereunder which also include, but are not limited to: the search engine and the process to view, and search for items as well as all information and resources provided by Cyberian Outpost, Inc.

     1.3 "MARKS" means the Domain Name and the Company logos and trademarks to be provided to Cyberian Outpost, Inc. in accordance with this Agreement.

     1.4 "CYBERIAN OUTPOST, INC. MARKS" means the Cyberian Outpost, Inc. logos and trademarks to be provided to Company in accordance with this Agreement.

     1.5 "PROMOTIONAL LINKS" means links to the Web sites of any third party for which Company receives monetary, promotional, or other consideration.

     1.6 "SERVER LOGS" means the InfoSpace logs, identifying information for Users and records of User activities conducted on or in the Branded Pages from both Company and Cyberian Outpost, Inc. links. This section does not refer to logs from Cyberian Outpost servers.

     1.7 "USER" means any person who accesses or attempts to access the Branded Pages.
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2.   INTEGRATION OF MERCHANT.

     2.1 COMPANY'S OBLIGATIONS. Company shall make Cyberian Outpost, Inc.'s Content available on its Website. Company will provide links to Cyberian Outpost, Inc. in the following locations:

          A. WHITE PAGES: Integration throughout the white pages of InfoSpace in a manner similar to or better than the links to Barnes and Noble appearing on 12-28-97.

          B. E-SHOPPING: Integration of Cyberian Outpost, Inc. into the eShopping site, as described below (category of your choice):

               a)  Category sponsorship graphic.
               b) Rotational graphic on Top of Category Page (where Barnes & Noble & 800Florals are as of 12/28/97).
               c)  Primary sponsorship graphic at top of HotSite level.
               d) Graphic link and expanded 300-character text link at HotSite level.

          C. YELLOW PAGES: The listings pages from a maximum of [XXX] Yellow Page categories will provide the opportunity to buy software/hardware from Cyberian Outpost, Inc.. Cyberian Outpost, Inc. will choose up to a maximum of [XXX] categories in computer hardware or software related categories.

          D. INFOSPACE HOME PAGE: Placement of permanent text link for Cyberian Outpost, Inc. on home page of InfoSpace under e-shopping heading. At the sole discretion of InfoSpace, a rotational graphic link to Cyberian Outpost will appear on the home page.

          E. NAVIGATION BAR: Placement of a text (or graphical text) link for Cyberian Outpost, Inc. on the navigation bar of InfoSpace. In addition, placement of a rotational graphic link for Cyberian Outpost, Inc. on the InfoSpace navigation bar at a one out of six rotation level.

          F. TRAFFIC GUARANTEE: InfoSpace will guarantee to implement the above links (2.1 A, B, C, D, and E), and that the InfoSpace Nielsen I-Pro verified page views will exceed [XXXXXX] per month. In the event that Nielsen I-Pro verified page views are below [XXXXXX] page views for any month, Cyberian Outpost will be eligible for a [XXX] reduction in that month's minimum payment for each whole[XXXXXX] shortfall in page views as measured by Nielsen I-Pro. InfoSpace will supply copies of monthly Nielsen I-Pro reports to Cyberian Outpost upon request.

     2.2  CYBERIAN OUTPOST, INC.'S OBLIGATIONS.

          A. Cyberian Outpost, Inc. shall provide to InfoSpace customers services related to sales and customer service which are normal and traditional in the way Cyberian Outpost, Inc. services customers of the Cyberian Outpost, Inc. web site.

          B. Cyberian Outpost, Inc. will pay Infospace revenues outlined in point #3, below.

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3.   REVENUE PAYMENTS.



     3.1 ACTIVITY REVENUE: CYBERIAN OUTPOST, INC. WILL PAY INFOSPACE A MINIMUM MONTHLY GUARANTEE:

          A. Cyberian Outpost, Inc. will pay minimum guaranteed revenue to InfoSpace of [XXXXX] per month. In addition, InfoSpace will be eligible for a maximum of [XXXXX] in additional integration revenues, as described in point 3.1.B, below.

          B. In the event that InfoSpace monthly page views for any particular month exceed [XXXXX] per month, as measured by Nielsen I-
               Pro, then Cyberian Outpost, Inc. will pay InfoSpace [XXXXX] per month, plus an additional [XXXXX] per month for each [XXXXX] of page views in excess of [XXXXX] for the preceding month.
               This incremental amount will be due with the invoice for the month in which the increase occurred.

          C. Cyberian Outpost, Inc. will provide InfoSpace with [XXX] of gross revenue (defined as gross sales less returns) of Cyberian Outpost, Inc. revenues derived from the traffic originating from InfoSpace and syndicated sites, except that Cyberian Outpost, Inc. will not owe InfoSpace said share of the gross revenue until said share of net earnings exceeds the minimum guarantee outlined in point 3.1 A, or B, respectively, above.

               The [XXX] monthly revenue share will not engage until Cyberian Outpost has earned revenue equal to [XXXXX] per month. Thus, company would get [XXX] of sales once Cyberian Outpost has sold approximately [XXXXX] worth of product in a month's time.

          D. Cyberian Outpost, Inc. will pay InfoSpace all revenues owed in quarterly installments, to be sent no later than 30 days following the last day of the quarter, except that the first payment will be due for a pro-rata month to establish regular billing at the end of the following quarter. The first payment will be due for a partial month in a prorated share following the end of the first month in which the integration described in 2.1 has been completed. Following the first pro-rata monthly payment, quarterly payments will be due.

               As an option, Cyberian Outpost, Inc. may elect to pay monthly instead of the quarterly payments described above. If Cyberian Outpost, Inc. elects to utilize this option, Cyberian Outpost will subtract [XXXXX] per month from the revenue owed to InfoSpace.

          E. Cyberian Outpost, Inc. will provide information to Company summarizing total clickthroughs, and gross revenue on a monthly basis.

     3.2 ADVERTISEMENTS OPTIONS. Cyberian Outpost, Inc. will have the option to purchase [XXXXXX] or more ROS banners per month at a [XXXXXX] charged for such banners. Cyberian Outpost, Inc. will also have the option to purchase [XXXX] or more ROS click-throughs per month at [XXXXXX]

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[************************************************] Payment for the optional banner ads will be in addition to the revenues described in point 3.1 A and 3.1
B.

     3.3 RECORDS. Each party shall keep reasonable records in connection with its respective performance under this Agreement (including without limitation, records in relation to advertising, payment, and Server Logs in Company's case, and in relation to the compilation of the Server Logs and activity revenue in Cyberian Outpost, Inc.'s case), and shall permit the other party reasonable access to such records at such other party's expense upon reasonable notice.

4.   PROPRIETARY RIGHTS AND LICENSE.

     4.1 LICENSE GRANT BY COMPANY. Company hereby grants to Cyberian Outpost, Inc. for the term of this Agreement, a non-exclusive, royalty-free, worldwide license to reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform Company Content in connection with Cyberian Outpost, Inc.'s performance of its obligations hereunder. Company hereby grants to Cyberian Outpost, Inc. a non-exclusive, nontransferable, royalty-free, worldwide license to use Company's Marks on the Branded Pages and for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings about Cyberian Outpost, Inc.

     4.2 OWNERSHIP OF MARKS AND COMPANY CONTENT. All right, title and interest in and to the Marks and the Company Content (including without limitation all rights therein under copyright, trademark, trade secret and similar laws) shall remain with Company or its licensors and/or suppliers.

     4.3 OWNERSHIP OF CYBERIAN OUTPOST, INC. CONTENT AND CYBERIAN OUTPOST, INC. MARKS. All right, title and interest in and to the Cyberian Outpost, Inc. Content and Cyberian Outpost, Inc. Marks as well as intellectual property rights (including without limitation all rights therein under copyright, trademark, trade secret and similar laws) shall remain with Cyberian Outpost, Inc. or its licensors and/or suppliers. Notwithstanding the foregoing, Cyberian Outpost, Inc. hereby grants to Company a non-exclusive, nontransferable, royalty-free, worldwide license to use Cyberian Outpost, Inc. Marks on the Branded Pages and for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings about the Company.

     4.4 QUALITY CONTROL AND USE RESTRICTIONS BY CYBERIAN OUTPOST, INC. Cyberian Outpost, Inc. shall use the Marks in accordance with any written instructions provided by Company. Cyberian Outpost, Inc. acknowledges that Cyberian Outpost, Inc.'s use of the Marks will not create in it, nor will it represent it has, any right, title or interest in or to the Marks other than the license granted by Company above. Cyberian Outpost, Inc. will not challenge the validity of or attempt to register any of the Marks or its interest therein as a licensee. Cyberian Outpost, Inc. acknowledges Company's and its affiliates' ownership and exclusive right to use the Marks and agrees that all goodwill arising as a result of the use of the Marks shall inure to the benefit of Company and its affiliates.

     4.5 QUALITY CONTROL AND USE RESTRICTIONS BY COMPANY. Company shall use the Branded Pages and Cyberian Outpost, Inc. Marks in accordance with any written instructions provided by Cyberian Outpost, Inc. Company acknowledges that Company's use of the Branded Pages and Cyberian Outpost, Inc. Marks will not create in it, nor will it represent it has, any right, title or interest in or to the Branded Pages, or its information, other than the license granted by Cyberian Outpost, Inc. above. Company will not challenge the validity of or attempt to register any of the Branded Pages or Cyberian

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Outpost, Inc. Marks or its interest therein as a licensee. Company acknowledges
Cyberian Outpost, Inc.'s and its affiliates' ownership and exclusive right to use the Branded Pages and Cyberian Outpost, Inc. Marks and agrees that all goodwill arising as a result of the use of the Branded Pages and Cyberian Outpost, Inc. Marks shall inure to the benefit of Cyberian Outpost, Inc. and its affiliates.

     4.6 CYBERIAN OUTPOST, INC. NON-EXCLUSIVITY. The parties agree and acknowledge that nothing in this Agreement shall be deemed or construed to prohibit Cyberian Outpost, Inc. from providing material similar in nature to the Cyberian Outpost, Inc. Content to any third party.

     4.7 COMPANY EXCLUSIVITY. Company agrees and acknowledges that Cyberian Outpost, Inc. acts as Company's sole provider of computer software and hardware on its Website, except that the company may incorporate competitors ad and links on banner ads and within the e-shopping area of the company website.

     4.8 EXECUTION OF DOCUMENTS. Each party agrees to execute such documents and take such other actions as are reasonably necessary to effectuate the provisions of this Section 5 at the other party's request and sole expense. In the event either party refuses or is unable to take such action, such party hereby irrevocably appoints the other party as such party's agent-in-fact for the purposes of taking such action, which appointment is coupled with an interest.

5.   LIMITED WARRANTY.

     5.1 REGARDING THE BRANDED PAGES. Company does not guarantee continuous or uninterrupted display or distribution of the Branded Pages. In the event of interruption of display or distribution of the Branded Pages, company's sole obligation shall be to restore service as soon as reasonably possible. This clause will have no effect on reducing the minimum traffic guarantees by InfoSpace to Cyberian Outpost.

     5.2 LIMITED DAMAGES. In no event shall InfoSpace or Cyberian Outpost, Inc. be liable for any special, indirectly, incidental or consequential damages (including but not limited to such damages arising from breach of contract or warranty or from negligence or strict liability), or for interrupted communications, loss or use, lost business, lost data or lost profits, arising out of or in connection with this Agreement.

     5.3 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 6, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   INDEMNITY.

     6.1 INDEMNITY BY COMPANY. Company shall indemnify and hold harmless Cyberian Outpost, Inc. and its affiliates and suppliers against all claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees, which Cyberian Outpost, Inc. and its affiliates and suppliers may incur as a result of any claims relating to the infringement by the Marks or the Company Content of any third party copyright, trademark or trade secret.

     6.2 CYBERIAN OUTPOST, INC.'S INDEMNITY. Cyberian Outpost, Inc. shall indemnify and hold harmless Company and its affiliates and suppliers against all claims, losses, damages, liabilities, costs

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and expenses, including reasonable attorneys' fees, which Company and its affiliates and suppliers may incur as a result of claims relating to the infringement by the Cyberian Outpost, Inc. Content or the Cyberian Outpost, Inc. Marks of any third party copyright, trademark or trade secret.

     6.3 MECHANICS OF INDEMNITY. The party seeking indemnification (the "Indemnified Party") shall: (a) give the proposed indemnifier (the "Indemnifying Party") notice of the relevant claim, (b) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (c) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

7. LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO ANY LIABILITY OF EITHER PARTY TO THE OTHER PARTY ARISING UNDER SECTIONS 7 OR 10 HEREUNDER: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUES OR DATA, OR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; OR SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY COMPANY TO CYBERIAN OUTPOST, INC., OR CYBERIAN OUTPOST, INC. TO COMPANY, HEREUNDER.

8.  TERM AND TERMINATION.

    8.1 TERM. This Agreement shall expire twelve (12) months following the first date on which the Branded Pages are available to Users. Upon conclusion of the initial 12 month period, both parties will work in good faith toward a mutually agreeable extension of the agreement. Either party may terminate the agreement without cause after an initial six (6) month time period.

     8.2 TERMINATION. Either party may terminate this Agreement upon the other party's material breach if such breach continues for thirty (30) days after written notice. Upon the effective date of expiration or termination, all licenses hereunder shall terminate immediately. Sections 5.2, 5.3 (other than with respect to the license granted to the Marks and Cyberian Outpost, Inc. Marks set forth therein), 5.4, 5.5, 5.9, 6, 7, 8, 9, 10 and 11 shall survive expiration or termination of this Agreement.

9.   CONFIDENTIALITY.

     9.1 CONFIDENTIAL INFORMATION. Each party agrees that during the term of this Agreement such party may come into possession of Confidential Information of the other party. For the purposes of this Agreement, "Confidential Information" means any information which the party disclosing the information (the "Discloser") designates as confidential or which the party receiving the information (the "Receiver") knows or has reason to know is confidential to the Discloser. Without limitation of the foregoing, Company's Confidential Information includes: the Server Logs and all information contained therein, all information provided by Users to Cyberian Outpost, Inc. in connection with use of the Branded Pages, the Branded Page Specifications, code for Branded Pages and the Company Content. Confidential Information does not include information which is: (a) already known by the Receiver at time of disclosure;
(b) is or becomes, through no act or fault of Receiver, publicly known; (c) received by Receiver from a third party without a restriction on disclosure or use; (d) independently developed by

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Receiver without reference to Discloser's Confidential Information; or (e)
required to be disclosed by a court or governmental agency pursuant to a statute, regulation or valid order.

     9.2 NON-DISCLOSURE OBLIGATIONS. The Receiver shall hold the Confidential Information in confidence and shall not disclose the Confidential Information to third parties nor use the Confidential Information for any purpose other than as permitted in this Agreement.

     9.3 RETURN OF CONFIDENTIAL INFORMATION. Upon termination or expiration of this Agreement for any reason, Receiver shall return or destroy all copies of Confidential Information in its possession at Disclosure's direction.

10.  GENERAL PROVISIONS.

     10.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California without giving effect its conflict of laws principles.

     10.2 COMPLIANCE WITH LAWS. At its own expense, Cyberian Outpost, Inc. and Company shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement.

     10.3 PUBLICITY. Both parties shall issue a press release regarding this relationship within 10 days of the Branded Pages being made available to the public, but only with the prior approval of the other party. Additional press releases may be issued regarding the relationship between Company and Cyberian Outpost, Inc. but only after prior approval of the other party. Each party shall not disclose the terms of this Agreement to any third party, except as required by law.

     10.4 SEVERABILITY; HEADINGS. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     10.5 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party may take any actions which are binding on the other party. Without limiting the foregoing, neither Cyberian Outpost, Inc. nor Company shall not make any representations or warranties to third parties on behalf of the other party.

     10.6 NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Unless otherwise specified, such notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, three
(3) days after the date of mailing.

     10.7 ENTIRE AGREEMENT; WAIVER. This Agreement and any Exhibits attached hereto set forth the entire understanding and agreement of the parties, and supersede any and all prior or contemporaneous oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. In the event of any conflict between the Agreement and an Exhibit, the terms

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of the Exhibit shall control. Except as provided herein, this
Agreement may be changed only by a writing signed by both parties. Waiver by either party of a breach of any provision contained herein must be in writing, and no such waiver shall be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one instrument.


COMPANY:                                            CYBERIAN OUTPOST, INC.:


BY: /s/ NAVEEN JAIN                                 BY:   /S/ DARRYL PECK
    ------------------------                           ------------------------
TITLE: PRESIDENT & CEO                              TITLE: PRESIDENT & CEO
       ---------------------                              ---------------------
DATE: FEBRUARY 6, 1998                              DATE: FEBRUARY 6, 1998
      ----------------------                              ---------------------

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